UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

NMP ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42725	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

555 Bryant Street, No. 590 Palo Alto, CA 94301
(Address of principal executive offices and zip code)

(408) 357-3214

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A Ordinary Share, $0.0001 par value per share, and one Right to acquire one-fifth of one Class A Ordinary Share	NMPAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	NMP	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A Ordinary Share	NMPAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

General Description of the Business Combination Agreement

On September 4, 2026, NMP Acquisition Corp., a Cayman Islands exempted company (“NMP”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with GTS Holdings, LLC, a Utah limited liability company (together with its successors, “GTS” or the “Company”), GTS Holdings, Inc., a Nevada corporation (“Pubco”), GTS Merger Sub I, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“NMP Merger Sub”), GTS Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with NMP Merger Sub, the “Merger Subs”, and the Merger Subs collectively with Pubco, the “Company Parties”), Streeterville Capital, LLC, a Utah limited liability company and the sole equityholder of the Company (the “Seller”), and Gibson Technical Services, Inc., a Georgia corporation and wholly-owned subsidiary of the Company (“OpCo”).

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, on the closing (the “Closing”, and the date and time of the Closing, the “Closing Date”) of the transactions contemplated by the Business Combination Agreement (the “Transactions”), (A) NMP Merger Sub will merge with and into NMP, with NMP continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “NMP Merger”), as a result of which all of the NMP securities issued and outstanding as of immediately prior to the effective time of the NMP Merger will be cancelled and extinguished in exchange for the right to receive newly-issued securities of Pubco, as follows: (a) each NMP Class A ordinary share, par value $0.0001 per share (“NMP Class A Ordinary Share”) (including the NMP Class A Ordinary Shares issued upon conversion of each NMP Class B ordinary share, par value $0.0001 per share (“NMP Class B Ordinary Share”)) will be converted into the right to receive one newly-issued share of Pubco Class A common stock, par value $0.0001 per share (“Pubco Class A Common Stock”), and (b) each NMP share right (entitling holders thereof to the right to receive one-fifth (1/5) of one NMP Class A Ordinary Share) (“NMP Share Right”) outstanding as of immediately prior to the Effective Time (as defined below) will be converted into one-fifth (1/5) of one NMP Class A Ordinary Share, and each resulting NMP Class A Ordinary Share will be converted into the right to receive one newly issued share of Pubco Class A Common Stock; and (ii) Company Merger Sub will merge with and into GTS, with GTS continuing as the surviving entity (the “Company Merger” and, together with the NMP Merger, the “Mergers”), and as a result of which each security of the Company outstanding as of immediately prior to the time of effectiveness of the NMP Merger and the Company Merger (the “Effective Time”) shall be cancelled in exchange for the right to receive substantially equivalent securities of Pubco, subject to certain adjustments, as applicable.

Prior to the Effective Time, any Indebtedness (as defined in the Business Combination Agreement) owed by the Company or its direct or indirect subsidiaries, including OpCo (each, a “Target Company” and, collectively, the “Target Companies”) to the Seller in excess of $75,000,000 will be converted into equity interests of the Company.

This debt consists of the following notes (collectively, the “Seller Secured Notes”):

(i)	the Secured Promissory Note, dated December 9, 2022, issued by Orbital Infrastructure Group, Inc., as borrower, to Seller, as lender, with OpCo as guarantor, in the original aggregate principal amount of $42,113,840.90;

(ii)	the Secured Promissory Note, dated as of February 24, 2023, between Orbital Infrastructure Group, Inc., as borrower, to Seller, as lender, with OpCo as guarantor, in the original aggregate principal amount of $14,881,621.34; and

(iii)	the Amended and Restated Secured Promissory Note, dated as of March 6, 2023, between Orbital Infrastructure Group, Inc. and OpCo, as borrowers, and Seller, as lender, in the original aggregate principal amount of $20,931,076.84.

As a result, immediately prior to the Effective Time, the remaining balance of the Seller Secured Notes (up to $75,000,000) will be exchanged pursuant to the terms of the Debt Restructuring (as defined in the Business Combination Agreement) and re-issued to the Seller as a senior secured promissory note to be issued by OpCo in the aggregate principal amount of $75,000,000, pursuant to the Debt Restructuring (the “First Lien Secured Promissory Note”).

The First Lien Secured Promissory Note and the Line of Credit Agreement, dated October 17, 2023, as amended by the Global Amendment dated March 28, 2024 and Global Amendment #2 dated October 21, 2024, and as may be further amended before the Effective Time to increase the maximum loan amount to up to $7,000,000 (the “Seller Line of Credit”), together with all accrued and unpaid interest thereon, will not exceed $82,000,000 in the aggregate.

As a result of the Company Merger, the issued and outstanding membership interests of the Company (“Company Interests”) as of immediately prior to the Effective Time will be exchanged for (i) newly-issued shares of Pubco Class A Common Stock, entitling holders thereof to one (1) vote per share on all matters on which shares of Pubco Common Stock (as defined below) are entitled to vote in accordance with the terms of the amended and restated articles of incorporation of Pubco to be adopted in connection with the consummation of the Transactions (the “Proposed Articles”); (ii) newly issued shares of Pubco Class B common stock, par value $0.0001 per share (“Pubco Class B Common Stock” and, together with the Pubco Class A Common Stock, “Pubco Common Stock”), which will have economic rights identical to those of the Pubco Class A Common Stock, but the holders thereof will be entitled to twenty (20) votes per share on all matters on which shares of Pubco Common Stock are entitled to vote, subject to the terms of the Proposed Articles, and each of which will be convertible on a one-for-one basis into shares of Pubco Class A Common Stock in accordance with the Proposed Articles; and (iii) newly-issued shares of Series A convertible preferred stock of Pubco, par value $0.0001 per share (“Pubco Preferred Stock”), which shares of Pubco Preferred Stock will not be entitled to vote on any matters on which Pubco Common Stock are entitled to vote in accordance with the Proposed Articles, except as required by the Nevada Revised Statutes. As a result of the Mergers and the other Transactions, NMP and GTS will become wholly-owned subsidiaries of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement, and Pubco will become a publicly traded company.

Consideration

The aggregate consideration to be delivered to the Seller as of the Effective Time (the “Merger Consideration”) will be a number of newly issued shares of Pubco Common Stock and Pubco Preferred Stock with an aggregate value equal to Four Hundred Million U.S. Dollars ($400,000,000) (the “Enterprise Value”) minus the sum of (i) the outstanding balance payable by OpCo to Seller under the Seller Secured Notes (which shall have been exchanged pursuant to the terms of the Debt Restructuring and re-issued to the Seller pursuant to the terms of the First Lien Secured Promissory Note) and the Seller Line of Credit as of immediately prior to the Effective Time, in an amount up to Eighty-Two Million Dollars ($82,000,000), plus (ii) any additional amounts advanced by Seller to Pubco or OpCo under the Seller Line of Credit following the date of the Business Combination Agreement and prior to the Closing (the amounts under (i) and (ii) collectively, the “Retained Seller Debt Value”) (the difference being the “Equity Consideration Value”), consisting of (i) newly issued shares of Pubco Class A Common Stock equal to the quotient obtained by dividing (x) ninety-five percent (95%) of the amount equal to the Equity Consideration Value minus Seventy-Five Million U.S. Dollars ($75,000,000) (the “Pubco Common Stock Consideration”) by (y) Ten Dollars ($10.00), (ii) newly issued shares of Pubco Class B Common Stock equal to the quotient obtained by dividing (x) five percent (5%) of the amount equal to the Pubco Common Stock Consideration by (y) Ten Dollars ($10.00), and (iii) Seventy-Five Thousand (75,000) newly issued shares of Pubco Preferred Stock, calculated by dividing Seventy-Five Million U.S. Dollars ($75,000,000) by One Thousand Dollars ($1,000).

Representations and Warranties

The Business Combination Agreement contains representations and warranties that are reasonably customary for similar transactions that are made by the parties as of the date of the Business Combination Agreement, or other specified dates, solely for the benefit of certain of the parties to the Business Combination Agreement, and in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (b) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party to the Business Combination Agreement has agreed to use its commercially reasonable efforts, and to cooperate fully with one another, to consummate the Transactions. The Business Combination Agreement also contains certain customary covenants by each of the parties that apply during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement (the “Interim Period”), including (i) the provision of access to the applicable party’s properties, books and personnel; (ii) the operation of the parties’ respective businesses in the ordinary course of business; (iii) the current and timely filing of NMP’s public filings; (iv) no insider trading; (v) notifications to the other parties of certain breaches, consent requirements and other matters; (vi) obtaining third party and regulatory approvals; (vii) tax matters; (viii) further assurances; (ix) public announcements; (x) confidentiality; and other covenants. The Business Combination Agreement also contains certain customary post-Closing covenants, including, without limitation, in regard to (1) tax matters; (2) the maintenance of books and records; and (3) the indemnification of directors and officers. Additionally:

Each of NMP and GTS will not solicit or enter into a competing alternative transaction, in accordance with customary terms and provisions set forth in the Business Combination Agreement.

NMP will not approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition proposal (as defined in the Business Combination Agreement), or otherwise change, withdraw, withhold, qualify or modify its recommendation to its shareholders for approval of the Business Combination Agreement and the Transactions (a “Change in Recommendation”); provided, however, that if at any time prior to (but not after) obtaining the approval of NMP shareholders, the NMP board of directors determines in good faith, in response to an Intervening Event (as defined in the Business Combination Agreement) after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law, then the board may make a Change in Recommendation, provided that NMP delivers, pursuant to procedures set forth in the Business Combination Agreement, written notice advising GTS that the NMP board of directors proposes to take such action and containing the material facts underlying the board’s determination. If requested by GTS, NMP will use its reasonable best efforts to engage in good faith negotiations with GTS to make adjustments in the terms and conditions of the Business Combination Agreement that obviate the need for a Change in Recommendation.

GTS will deliver to NMP financial statements of Pubco and the Target Companies audited by a PCAOB-qualified auditor in accordance with PCAOB auditing standards, accompanied by an unqualified opinion of the auditor thereon (collectively, the “Audited Financials”), on the earliest to occur of (a) September 19, 2026 and (b) the date that is fifteen (15) days from the date of the Business Combination Agreement or such later date as determined by NMP in its sole discretion (the “Audit Delivery Date”). In addition, GTS will deliver to NMP unaudited monthly and quarterly financial information of the Target Companies through the Closing Date and Pubco will deliver to NMP Pubco’s interim financial statements for such periods as required by applicable law or SEC Guidance to be included in the Registration Statement (as defined below).

Within five (5) business days following the Audit Delivery Date, NMP, GTS, OpCo and Pubco will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of Pubco to be issued pursuant to the Transactions, and containing a proxy statement/prospectus for the solicitation of proxies from NMP shareholders to approve the Business Combination Agreement, the Transactions and related matters at an extraordinary general meeting in lieu of an annual meeting of NMP’s shareholders, and providing NMP’s public shareholders with an opportunity to request redemption of their public shares in connection with the Transactions (the “Redemption”), as required by NMP’s amended and restated memorandum and articles of association (the “Current Charter”) and final prospectus for NMP’s initial public offering dated June 30, 2025 (the “IPO Prospectus”).

At the request of NMP, GTS shall make the members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of NMP shareholders, any “share recycling” efforts by NMP and the obtaining of any debt or equity financing, ratings or governmental or other third-party approvals.

The parties shall take all action necessary so that, effective at the Closing, the post-Closing board of directors of Pubco will consist of five (5) individuals, one (1) of whose members will be designated by NMP, who will be Nadir Ali, and four (4) of whose members will be designated by GTS, one of whom will be Michael McCracken and at least three (3) of whom will be independent directors in accordance with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”). The parties shall also take all action necessary so that, immediately after the Closing, Nadir Ali will serve as the chief executive officer of Pubco, and a person designated by GTS shall serve as the chief financial officer.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties, unless waived: (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of each of NMP’s shareholders and GTS’s members; (ii) the expiration or termination of any waiting period applicable to the consummation of the Business Combination Agreement under any antitrust laws; (iii) obtaining material regulatory approvals; (iv) no law or order preventing or prohibiting the Transactions; (v) appointment of the Post-Closing Board and executive officers consistent with the requirements of the Business Combination Agreement; (vi) the effectiveness of the Registration Statement; (vii) Pubco shall have filed the Certificate of Designation (as defined below), (viii) Pubco shall have amended and restated its articles of incorporation in a form satisfactory to NMP and GTS; (ix) Pubco Class A Common Stock shall have been approved for listing on Nasdaq upon the Closing; (x) Pubco shall have adopted, on or prior to the Closing, an equity incentive plan in a form satisfactory to NMP and GTS, and which will provide for awards for a number of shares of Pubco Class A Common Stock equal to fifteen (15%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing (after giving effect to the Redemption); (xi) the At-Risk Capital Investors (as defined below) and the OpCo Management Lock-Up Holders (as defined below) shall have entered into their respective Lock-Up Agreements (as defined below); and (xii) Pubco shall have duly executed and delivered to NMP and the other parties thereto, a joinder to the IPO Underwriting Agreement, in a form satisfactory to NMP, pursuant to which Pubco will become a party and assume all of NMP’s obligations under the IPO Underwriting Agreement.

In addition, unless waived by GTS, the obligations of the Company Parties to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of NMP relating to organization and standing, authorization, non-contravention, capitalization (other than the first sentence of such representation in the Business Combination Agreement) and finders and brokers being true and correct in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) the representations and warranties of NMP set forth in the first sentence of the capitalization representation being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and as of the Closing Date; (iii) all other representations and warranties of NMP being true and correct (without giving effect to any limitations as to “materiality” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect (as defined in the Business Combination Agreement); (iv) NMP having performed in all material respects its obligations and complied in all material respects with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by NMP on or prior to the Closing Date; (v) each Amended Registration Rights Agreement (as defined below) being in full force and effect as of the Closing; and (vi) NMP shall have procured the written consent of the holders of a majority of the outstanding NMP Class B ordinary shares waiving adjustments to the initial conversion ratio applicable to the NMP Class B ordinary shares, in accordance with NMP’s Current Charter.

Unless waived by NMP, the obligations of NMP to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of the Target Companies relating to organization and standing, authorization, non-contravention, capitalization (other than the first sentence of such representation in the Business Combination Agreement) and finders and brokers being true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) the representations and warranties set forth in the first sentence of the capitalization representation being true and correct in all respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (iii) all other representations and warranties of the Target Companies and the Company Parties being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect; (iv) the Company Parties having performed in all material respects all of their respective obligations and complied in all material respects with all of their agreements and covenants under the Business Combination Agreement required to be performed or complied with on or prior to the Closing Date; (v) absence of any Material Adverse Effect with respect to the Target Companies since the date of the Business Combination Agreement; (vi) each Lock-Up Agreement and each Amended Registration Rights Agreement being in full force and effect as of the Closing; (vii) NMP and Pubco having received resignations, in each case effective as of the Closing, in form and substance acceptable to NMP, between each of the directors, managers and/or officers (as applicable) of Pubco, GTS and OpCo, as requested by NMP prior to Closing; (viii) NMP and Pubco having received employment agreements, in each case effective as of the Closing, in form and substance reasonable to NMP, between certain employees and Pubco, and each such employment agreement duly executed by the parties thereto; (ix) the Debt Restructuring shall have been completed in accordance with the terms of the Debt Restructuring Documents (as defined in the Business Combination Agreement); and (x) GTS shall have delivered to NMP evidence that consents from certain other parties have been received.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either NMP or GTS if the Closing does not occur by December 31, 2026, or January 31, 2027, if extended pursuant to the terms of the Business Combination Agreement and the Current Charter, or such later date as may be agreed by NMP and GTS.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of NMP and GTS; (ii) by written notice by either NMP or GTS to the other if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by GTS for NMP’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (iv) by NMP for GTS’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (v) by NMP, if there shall have been a Material Adverse Effect on the Target Companies following the date of the Business Combination Agreement which is uncured and continuing; (vi) by either GTS or NMP if NMP holds its shareholder meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained; and (vii) by written notice from NMP to GTS if GTS has not delivered the Audited Financials on or before the Audit Delivery Date.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to confidentiality, effect of termination, fees and expenses, trust fund waiver, and customary miscellaneous provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to such termination.

Trust Account Waiver

GTS, Pubco and the Merger Subs agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in NMP’s trust account held for its public shareholders, and has agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law

The Business Combination Agreement is governed by New York law, provided that matters that are required to be governed by the laws of the Cayman Islands (including, without limitation, in respect of the NMP Merger and the exercise of appraisal and dissenters’ rights and the fiduciary duties that may apply to the directors and officers of the parties) shall be governed by the laws of the Cayman Islands and, the parties are subject to exclusive jurisdiction of federal and state courts located in New York, NY (and any appellate courts thereof).

Related Agreements

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, the Seller and Next Move Capital LLC (the “Sponsor”)(collectively, the “Lock-Up Holders”) entered into Lock-Up Agreements (the Lock-Up Agreements entered into by the Lock-Up Holders , the “Management Lock-Up Agreements”).

In accordance with the Management Lock-Up Agreements, each Lock-Up Holder agreed not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Pubco Common Stock to be received by such Lock-Up Holder in the Transactions, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Pubco Common Stock, or (iii) publicly disclose the intention to do any of the foregoing, for a period commencing from the Closing and ending on the date that is 6 months after the Closing (subject to early release on the earlier upon (x) the date on which the volume-weighted average trading price of Pubco Class A Common Stock quoted on Nasdaq (or such other exchange on which the Pubco Class A Common Stock may then be listed) is greater than or equal to $12.00 for any 20 trading days within any 30 consecutive trading day period beginning on the day of Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their Pubco Common Stock, securities, or other property) (such early release events, an “Early Release Event”), subject to certain customary transfer exceptions. Following an Early Release Event, a Lock-Up Holder may, on any trading day, transfer or otherwise dispose of a number of Restricted Securities (as defined in the Management Lock-Up Agreement) not to exceed the greater of (i) two percent (2.0%) of the daily trading volume of Pubco Class A Common Stock for the twenty (2) trading days immediately preceding such sale, or (ii) two percent (2.0%) of the trading volume of Pubco Class A Common Stock for such trading day, in each case as reported on Nasdaq.

Maxim Group LLC (“Maxim”), simultaneously with the execution of the Business Combination Agreement, also entered into a substantially similar lock-up agreement (the “IPO Underwriters Lock-Up Agreement”), except that Maxim (together with their affiliates) may, on any trading day, sell, transfer or otherwise dispose of a number of Restricted Securities (as defined in the IPO Underwriters Lock-Up Agreement) not to exceed four percent (4%) of the trading volume of Pubco Class A Common Stock for such trading day, as reported on Nasdaq.

In addition, in accordance with the Business Combination Agreement, prior to the Closing, (i) the members of management of OpCo (the “OpCo Management Lock-Up Holders”) will each enter into a lock-up agreement in the same form as the Management Lock-Up Agreements (the “OpCo Management Lock-Up Agreements”) and (ii) certain third-party investors, including individuals who are registered persons of Maxim (collectively, the “At-Risk Capital Investors”), will each enter into a lock-up agreement in the same form as the Management Lock-Up Agreements (the “At-Risk Investor Lock-Up Agreements,” and together with the Management Lock-Up Agreements, the IPO Underwriters Lock-Up Agreement and the OpCo Management Lock-Up Agreements, the “Lock-Up Agreements”).

Copies of the form of the Management Lock-Up Agreement and IPO Underwriters Lock-Up Agreement are attached as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, NMP, Pubco and GTS, on the one hand, and the Sponsor and NMP’s directors and officers, on the other hand, entered into an amendment, acknowledged and agreed to by Maxim (the “Insider Letter Amendment”) to the letter agreement that was entered into in connection with NMP’s initial public offering (the “Insider Letter”) to (i) add Pubco and GTS as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Transactions, including the issuance of Pubco securities in exchange for NMP securities, and have Pubco assume and be assigned the rights and obligations of NMP under the Insider Letter, and (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described above, subject to and contingent upon the Closing. A copy of the Insider Letter Amendment is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Subscription Agreement Amendment

Prior to the Closing, NMP, the Sponsor, Pubco and GTS, on the one hand, and each At-Risk Capital Investor, on the other hand, will each enter into an amendment (each, a “Subscription Agreement Amendment”), to the subscription agreements that were entered into in connection with NMP’s initial public offering (the “Subscription Agreements”) to (i) add Pubco and GTS as parties to the Subscription Agreements, (ii) to revise the terms of Subscription Agreements to reflect the Transactions, including the issuance of Pubco securities in exchange for NMP securities, and have Pubco assume and be assigned the rights and obligations of NMP under the Subscription Agreements, and (iii) amend the terms of the lock-up set forth in the Subscription Agreements to conform with the lock-up terms in the At-Risk Capital Investor Lock-Up Agreements described above, subject to and contingent upon the Closing. A copy of the form of the Subscription Agreement Amendment is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Prior to the Closing, NMP and Pubco, on the one hand, and each of the Sponsor, the At-Risk Capital Investors, the Seller and Maxim, on the other hand, will each enter into an amended and restated registration rights agreement (each, an “Amended Registration Rights Agreement”) that will amend and restate each registration rights agreement entered into at the time of NMP’s initial public offering with the Sponsor, the At-Risk Capital Investors and Maxim, pursuant to which (i) Pubco will assume the registration obligations of NMP under each such registration rights agreement, with such rights applying to the Pubco Common Stock, Pubco Preferred Stock and Pubco Class A Common Stock issuable upon conversion of the Pubco Preferred Stock and (ii) the Sponsor, the At-Risk Capital Investors, the Seller and Maxim will each be granted equal registration rights thereunder. A copy of the form of Amended Registration Rights Agreement is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Certificate of Designation

Prior to the Closing, Pubco will file a Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, designating shares of preferred stock as Pubco Preferred Stock, each with a stated value of $1,000.00 (the “Stated Value”).

Ranking. Except as consented to by holders of at least a majority of the outstanding Pubco Preferred Stock (the “Required Holders”), the Pubco Preferred Stock will rank senior to all other Pubco capital stock, including the Pubco Common Stock, as to dividends, distributions and payments upon liquidation, dissolution or winding up.

Preferred Return. Each share of Pubco Preferred Stock will accrue a preferred return on the Stated Value at 9% per annum (increasing to 12% per annum following an uncured event of default), payable quarterly, on a date specified by Pubco’s board of directors, which date shall be no later than thirty (30) days following the end of each calendar quarter, in cash or in additional shares of Pubco Preferred Stock.

Conversion. Each share of Pubco Preferred Stock will be convertible at the holder’s option at any time into Pubco Class A Common Stock at an initial conversion price of $12.00 per share (subject to customary anti-dilution adjustments), based on the Stated Value plus accrued and unpaid preferred return, divided by the conversion price then in effect, subject to a 9.99% beneficial ownership limitation.

Liquidation Preference. Upon a liquidation, dissolution or winding up, holders of Pubco Preferred Stock will receive, before any distribution to holders of Pubco Common Stock, the Stated Value plus accrued and unpaid preferred return. The Pubco Preferred Stock will not otherwise participate in distributions to Pubco Common Stock.

Redemption. Pubco may elect, in its sole discretion, to redeem all or part of the outstanding Pubco Preferred Stock at any time for cash at 100% of the then-applicable liquidation preference.

Voting Rights; Protective Provisions. The Pubco Preferred Stock generally will have no voting rights, except that Pubco may not amend the Certificate of Designation, and, for so long as any Pubco Preferred Stock remains outstanding, may not, among other things, without the Required Holders’ prior written consent: (i) incur indebtedness outside the ordinary course of business; (ii) issue additional Pubco Preferred Stock (other than to the initial holder), or any senior or parity preferred stock; (iii) issue Pubco Class A Common Stock (or convertible securities) below the then-applicable conversion price, subject to customary exceptions (including equity compensation plans and ATM offerings capped at $10,000,000 in the aggregate); (iv) pledge its assets, subject to customary exceptions; (v) dispose of material assets; or (vi) consummate a Fundamental Transaction (as defined in the Certificate of Designation) unless the Pubco Preferred Stock is redeemed in full concurrently.

Events of Default. Upon an uncured covenant breach, a payment or issuance default, or certain bankruptcy-related events, the Stated Value will automatically increase by 5%, and the Required Holders may force Pubco to redeem all outstanding Pubco Preferred Stock in cash at the increased Stated Value plus accrued and unpaid preferred return, in addition to other available remedies.

A copy of the form of Certificate of Designation is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

The Business Combination Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about NMP, GTS, or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about NMP, GTS or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that NMP makes publicly available in reports, statements and other documents filed with the SEC. NMP and GTS investors and securityholders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, form of Certificate of Designation, form of Lock-Up Agreement, Insider Letter Amendment, form of Subscription Agreement Amendment, and form of Amended Registration Rights Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, NMP issued a press release announcing the entry into the Business Combination Agreement, a copy of which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

Pubco and GTS intend to file the Registration Statement with the SEC, which will include a preliminary proxy statement of NMP and a prospectus (the “Proxy Statement/Prospectus”) in connection with the extraordinary meeting of NMP’s shareholders to approve the Transactions. The definitive proxy statement and other relevant documents will be mailed to shareholders of NMP as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement/Prospectus. NMP, GTS and/or Pubco will also file other documents regarding the Transactions with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF NMP AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH NMP’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT NMP, GTS, PUBCO AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by NMP and Pubco, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: NMP Acquisition Corp., 555 Bryant Street, No. 590, Palo Alto, CA 94301; or upon written request to GTS Holdings, Inc. at 230 Mountain Brook Ct., Canton, GA 30115, respectively.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT ON FORM 8-K. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

NMP, GTS, OpCo, Pubco and their respective directors, executive officers, certain of their equity holders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from NMP’s shareholders in connection with the Transactions. A list of the names of such persons, and information regarding their interests in the Transactions and their ownership of NMP’s securities are, or will be, contained in NMP’s filings with the SEC, including the IPO Prospectus. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of NMP’s shareholders in connection with the Transactions, including the names and interests of OpCo’s, GTS’s and Pubco’s respective directors or managers and executive officers, will be set forth in the Registration Statement and Proxy Statement/Prospectus, which is expected to be filed by Pubco and NMP with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This Current Report on Form 8-K and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of NMP, GTS or Pubco, or any commodity or instrument or related derivative of NMP or Pubco, nor shall there be any sale of any such securities, commodities, instruments or related derivatives in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities, commodities, instruments or derivatives shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Business Combination involving Pubco, GTS, OpCo, and NMP, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding GTS, OpCo, Pubco, NMP and the Business Combination, statements regarding the anticipated benefits and timing of the completion of the Business Combination, the assets that may be held by GTS and Pubco and the value thereof, Pubco’s listing on any securities exchange, the anticipated business of Pubco, plans and use of proceeds, objectives of management for future operations of Pubco, the upside potential and opportunity for investors, Pubco’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, technological and market trends, future financial condition and performance and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and the level of redemptions of NMP’s public shareholders, and Pubco’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, but not limited to: the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of NMP’s securities; the risk that the Business Combination may not be completed by NMP’s business combination deadline; the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of NMP’s shareholders; failure to realize the anticipated benefits of the Business Combination; the level of redemptions of NMP’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the Class A ordinary shares of NMP or the Pubco Class A Common Stock to be listed in connection with the Business Combination; the insufficiency of the third-party fairness opinion for the board of directors of NMP in determining whether or not to pursue the Business Combination; the failure of Pubco to obtain or maintain the listing of its securities on any securities exchange after the closing of the Business Combination; matters discovered by the parties in the course of their respective due diligence investigations of one another; the ability of NMP or Pubco to issue equity or equity-linked securities in connection with the Transactions or in the future; risks associated with NMP, GTS and Pubco’s ability to consummate the Business Combination timely or at all, including in connection with potential regulatory delays or impediments, costs related to the Business Combination and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Pubco’s anticipated operations and business; the availability of capital to carry out GTS’ business plans; GTS’ potential inability to generate significant revenues and achieve profitability; the ability of GTS to retain customers and other material business relationships and attract new business partners in the future; customer concentration; the potential inability of GTS to manage growth effectively; risks related to increased competition in the industries in which Pubco will operate; the ability to recruit, train and retain qualified personnel; risks related to supply or labor shortages or a potential inability to keep pace with product or marketplace innovations; risks related to GTS’ marketing and growth strategies; risks related to the ability of GTS and Pubco to execute their business plans; challenges in implementing Pubco’s business plan; significant competition and regulation; risks associated with the possibility of Pubco being considered to be a “shell company” by any stock exchange on which Pubco Class A Common Stock will be listed or by the SEC, which may impact Pubco’s ability to list Pubco Class A Common Stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities, which could impact materially the time, cost and ability of Pubco to raise capital after the closing of the Business Combination; the outcome of any potential legal proceedings that may be instituted against Pubco, GTS, NMP or others in connection with or following announcement of the Business Combination, and those risk factors discussed in documents that Pubco and/or NMP filed, or that will be filed, with the SEC, including as will be set forth in the Registration Statement to be filed with the SEC in connection with the Business Combination.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the IPO Prospectus, NMP’s Quarterly Reports on Form 10-Q and NMP’s Annual Reports on Form 10-K that will be filed by NMP from time to time, the Registration Statement that will be filed by Pubco and NMP and the Proxy Statement/Prospectus contained therein, and other documents that have been or will be filed by NMP and Pubco from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither NMP nor Pubco presently know or that NMP and Pubco currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and each of NMP, OpCo, GTS, and Pubco assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of NMP, OpCo, GTS, or Pubco gives any assurance that any of NMP, OpCo, GTS or Pubco will achieve their respective expectations. The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by NMP, OpCo, GTS or Pubco or any other person that the events or circumstances described in such statement are material.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*†	Business Combination Agreement, dated as of September 4, 2026, by and among NMP Acquisition Corp., GTS Holdings, Inc., GTS Merger Sub I, GTS Merger Sub II, LLC, GTS Holdings, LLC, Streeterville Capital, LLC and Gibson Technical Services, Inc.

4.1	Form of the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock.

10.1*	Form of Management Lock-Up Agreement, by and among GTS Holdings, Inc., NMP Acquisition Corp. and the holders party thereto.

10.2*	Form of IPO Underwriters Lock-Up Agreement, by and among GTS Holdings, Inc., NMP Acquisition Corp. and the holders party thereto.

10.3†	Insider Letter Amendment, dated as of September 4, 2026, by and among NMP Acquisition Corp., Next Move Capital LLC, GTS Holdings, Inc., GTS Holdings, LLC and the other parties thereto.

10.4	Form of Subscription Agreement Amendment, by and among NMP Acquisition Corp., Next Move Capital LLC, GTS Holdings, Inc., GTS Holdings, LLC and the other parties thereto.

10.5†	Form of Amended and Restated Registration Rights Agreement.

99.1**	Press Release, dated as of September 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.
†	Certain personally identifiable information has been omitted from this Exhibit pursuant to Item 601(a)(6) of Regulation S-K.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMP Acquisition Corp.

	By:	/s/ Melanie Figueroa
	Name:	Melanie Figueroa
	Title:	Chief Executive Officer and Director

Date: September 8, 2026